UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2012

Behringer Harvard Multifamily REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-53195	20-5383745
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3600

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD.

On May 24, 2012, Behringer Harvard Multifamily REIT I, Inc. (which may be referred to herein as the “Registrant,” “we,” “our” or “us”)  first used the presentation attached hereto as Exhibit 99.1 in connection with a conference call with stockholders and financial advisors to review the quarter ended March 31, 2012 results.  The information included in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.  All capitalized terms used in this Current Report on Form 8-K not defined herein have the meanings ascribed to them in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 as filed with the SEC on May 11, 2012.

The presentation materials include information about Funds from Operations (“FFO”), Modified Funds from Operations (“MFFO”) and Same Store Combined Net Operating Income (“NOI”). FFO is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We use FFO, defined by the National Association of Real Estate Investment Trusts (“NAREIT”) to be net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (“GAAP”), excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property (including deemed sales and settlements of pre-existing relationships), plus depreciation and amortization on real estate assets, and after related adjustments for unconsolidated partnerships, joint ventures, subsidiaries and noncontrolling interests, as one measure to evaluate our operating performance.

Since FFO was promulgated, several new accounting pronouncements have been issued, such that management, industry investors and analysts haveconsidered the presentation of FFO alone to be insufficient. Accordingly, in addition to FFO, we use MFFO, as defined by the Investment Program Association(“IPA”), which excludes from FFO the following items:

(1)	acquisition fees and expenses;
(2)	straight line rent amounts, both income and expense;
(3)	amortization of above- or below-market intangible lease assets and liabilities;
(4)	amortization of discounts and premiums on debt investments;
(5)	gains or losses from the early extinguishment of debt;
(6)

gains or losses on the extinguishment or sales of hedges, foreign exchange, securities and other derivative holdings except where the trading of such instruments is a fundamental attribute of our operations;

(7)	gains or losses related to fair value adjustments for interest rate swaps and other derivatives not qualifying for hedge accounting, foreign exchange holdings and other securities;
(8)	gains or losses related to consolidation from, or deconsolidation to, equity accounting;
(9)	gains or losses related to contingent purchase price adjustments; and
(10)	adjustments related to the above items for unconsolidated entities in the application of equity accounting.

FFO or MFFO should not be considered as an alternative to net income (loss), nor as an indication of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to fund distributions. In particular, as we are currently in the acquisition phase of our life cycle, acquisition costs and other adjustments which are increases to MFFO are, and may continue to be, a significant use of cash, an expense in the determination of our GAAP net income, and a use of our cash flow from operating activities. Investors are cautioned that

MFFO should only be used to assess the sustainability of our operating performance after our acquisition stage is completed, as it excludes acquisition costs that have a negative effect on our operating performance and the reported book value of our common stock and stockholders’ equity during the periods in which properties are acquired. Additionally, the exclusion of impairments limits the usefulness of FFO and MFFO as historical operating performance measures for a company such are ours where the disclosed value of a share of common stock is an estimated value, and there is no net assets value determination during the offering stage and for a period thereafter. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO and MFFO. Investors are therefore cautioned that we may not recover any impairment charges. MFFO also excludes rental revenue adjustments and unrealized gains and losses related to certain other fair value adjustments. Although the related holdings are not held for sale or used in trading activities, if the holdings were sold currently, it could affect our operating results and any fair value losses may not be recoverable from future operations. Accordingly, both FFO and MFFO should be reviewed in connection with other GAAP measurements. Our FFO and MFFO as presented may not be comparable to amounts calculated by other REITs.  FFO and MFFO are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures and principal payment of debt related to investments in unconsolidated real estate joint ventures, are not deducted when calculating FFO and MFFO.  FFO and MFFO are not replacements for financial information presented in conformity with GAAP and should be reviewed in connection with other GAAP measurements.

The following table presents our calculation of FFO and MFFO for the three months ended March 31, 2012, December 31, 2011, and March 31, 2011 (in millions, except per share amounts):

	Three Months Ended
	March 31,	December 31,	March 31,
	2012	2011	2011
Net income (loss) attributable to common stockholders	$4.4	$103.8	$(5.8)
Real estate depreciation and amortization, net of noncontrolling interests (a)	18.2	14.9	12.9
Gain on sale of real estate (b)	(13.5)	(5.7)	—
FFO attributable to common stockholders	9.1	113.0	7.1

Gain on revaluation of equity on business combinations (c)	—	(103.8)	—
Acquisition expenses, net of noncontrolling interests (d)	0.5	0.1	—
Straight-line rents, net of noncontrolling interests	0.1	0.1	0.3
Amortization of premium on debt investment, net of noncontrolling interest	(0.1)	—	—

MFFO attributable to common stockholders	$9.6	$9.4	$7.4

GAAP weighted average common shares (e)	164.5	164.8	107.5

Net income (loss) per common share	$0.03	$0.63	$(0.05)
FFO per common share	$0.06	$0.69	$0.07
MFFO per common share	$0.06	$0.06	$0.07

(a)                      The real estate depreciation and amortization amount includes our share of consolidated real estate-related depreciation and amortization of intangibles, less amounts attributable to noncontrolling interests, and our similar estimated share of unconsolidated Co-Investment Venture depreciation and amortization, which is included in earnings of unconsolidated real estate joint venture investments.

(b)                     As provided in our definition of FFO, we excluded in our computation of FFO above the $13.5 million gain from the sale of Mariposa Lofts Apartments in March 2012 and the $5.7 million gain from the sale of our partial interests in six multifamily communities to the MW Co-Investment Partner in December 2011.  In conjunction with these transactions, we realized cash proceeds of $124.5 million and an increase to paid-in capital of $39.6 million.

(c)                      As provided in our definition of MFFO, we excluded in our computation of MFFO above the $103.8 million gain on revaluation of equity on business combinations in the fourth quarter of 2011.  In December 2011, the business combinations of our investments in the BHMP CO-JVs and the MW CO-JVs resulted in an aggregate gain of approximately $103.8 million.  The gain was primarily a function of the recognition of recording the assets of the multifamily communities at their fair value on December 1, 2011.

(d)                     Acquisition expenses include our share of expenses incurred by us, less amounts attributable to noncontrolling interests, and our unconsolidated investments in real estate joint ventures, including amounts incurred with our Advisor. Acquisition expenses also include operating expenses that were identified or given credit by the seller in the acquisition but are expensed in accordance with GAAP.

(e)                      During the quarter ended March 31, 2012, GAAP weighted average common shares were 164.5 million resulting in an increase of 50% from the comparable period of 2011.  The increases are due to increases in number of shares sold under our Initial Public Offering during 2011.

We define Combined NOI as rental revenue, less property operating expenses, real estate taxes and property management fees, including similar amounts related to unconsolidated real estate joint ventures.  We believe that Combined NOI provides a supplemental measure of our operating performance because Combined NOI reflects the operating performance of our properties and excludes items that are not associated withproperty operations of the Company, such as general and administrative expenses, asset management fees and interest expense. Combined NOI also excludes revenues not associated with property operations, such as interest income and other non-property related revenues.  Because our activityincludes transactions that resulted in consolidation or deconsolidation of our multifamily investments, Combined NOI may be helpful in evaluating all of our multifamily operations and providing comparability to other real estate companies.We view Same Store Combined NOI both year-over-year and quarter-over-quarter as an important measure of the operating performance of our properties because it allows us to compare operating results of properties owned for the entirety of the current and comparable periods and therefore eliminates variations caused by acquisitions or dispositions during the periods under review.

The following table presents our Same Store Combined NOI for our 24 same store properties for the three months ended March 31, 2012 and 2011 and for our 35 same store properties for the three months ended March 31, 2012 and December 31, 2011(in millions):

	Three Months Ended		Three Months Ended
	March 31,	March 31,	March 31,	December 31,
	2012	2011	2012	2011
Same Store:
Rental revenue	$31.3	$28.9	$45.5	$44.7

Expenses:
Property operating expenses	8.5	8.5	12.1	13.1
Real estate taxes	4.2	4.3	6.1	5.1
Total expenses	12.7	12.8	18.2	18.2

Same Store Combined NOI	$18.6	$16.1	$27.3	$26.5

The following table presents a reconciliation of our Income (loss) from continuing operations to Same Store Combined NOI for our 24 same store properties for the three months ended March 31, 2012 and 2011and for our 35 same store properties for the three months ended March 31, 2012 and December 31, 2011 (in millions):

	Three Months Ended		Three Months Ended
	March 31,	March 31,	March 31,	December 31,
	2012	2011	2012	2011
Same store combined NOI reconciliation:
Income (loss) from continuing operations	$(17.3)	$(5.8)	$(17.3)	$100.5
Adjustments to reconcile loss from continuing operations to Combined NOI:
Asset management fees	1.6	1.5	1.6	1.6
General and administrative expenses	1.5	1.0	1.5	1.4
Acquisition expenses	0.5	—	0.5	—
Interest expense	8.7	1.6	8.7	4.9
Depreciation and amortization	32.4	6.0	32.4	16.6
Interest income	(2.0)	(0.3)	(2.0)	(1.6)
Gain on revaluation of equity on business combinations	—	—	—	(103.9)
Gain on sale of joint venture interests	—	—	—	(5.7)
Equity in loss of investments in unconsolidated real estate joint ventures	0.6	2.1	0.6	0.8
Corporate property management expenses	0.4	—	0.4	0.4
NOI of unconsolidated investments in joint ventures	0.9	12.3	0.9	11.5
Combined NOI	27.3	18.4	27.3	26.5

Less: combined NOI of non same store properties	(8.7)	(2.3)	—	—
Same store combined NOI	$18.6	$16.1	$27.3	$26.5

Item 9.01               Financial Statements and Exhibits

(d)          Exhibits.

99.1                           Behringer Harvard Multifamily REIT I, Inc. Presentation — Quarter Ended March 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD MULTIFAMILY REIT I, INC.
(Registrant)

May 24, 2012	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President — Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Behringer Harvard Multifamily REIT I, Inc. Presentation — Quarter Ended March 31, 2012.